Exhibit 99.1

SIRVA Reports Preliminary Results for the Six
Months Ended June 30, 2006

NYSE Grants One-Month Trading Extension

CHICAGO, December 29, 2006 —SIRVA, Inc. (NYSE: SIR), a global relocation services provider, today announced preliminary financial results for the six months ended June 30, 2006 as required by certain covenants under the Company’s credit facility. The Company is in the process of performing various closing procedures, as well as finalizing certain open items. The completion of these procedures could result in significant adjustments to the preliminary amounts reported in this release. Therefore, all results reported in this release should be considered preliminary until SIRVA completes these procedures and files its 2005 and 2006 Forms 10-Q and 2005 Form 10-K.

The Company announced a preliminary loss from continuing operations of $37.6 million, or $0.51 per diluted share, for the six months ended June 30, 2006, as compared to a preliminary loss of $60.1 million, or $0.82 per diluted share, for the six months ended June 30, 2005. Including discontinued operations, the preliminary net loss was $39.2 million, or $0.53 per diluted share, for the six months ended June 30, 2006, as compared to a preliminary net loss of $48.4 million, or $0.66 per diluted share, for the six months ended June 30, 2005. Revenues were $1,775.3 million for the six months ended June 30, 2006, as compared to revenues of $1,679.4 million for the six months ended June 30, 2005. The June 30, 2005 results included herein differ from previously issued preliminary results for this period. The differences primarily are the result of the Company continuing to finalize its 2005 financial statements and the reclassification of certain businesses sold after June 30, 2005 as discontinued operations.

The preliminary financial results presented in this release, including prior year comparisons, reflect as discontinued operations the results of businesses that were divested in 2005 and the first quarter of 2006, principally the Transguard Insurance Group, the Pickfords Record Management subsidiary in Australia and New Zealand and the Business Services Division in the United Kingdom and Ireland.  Preliminary financial results for the six months ended June 30, 2005 include approximately $57.8 million of non-comparable items relating to the following:

•                    $47.2 million of third-party expenses associated with the Company’s previously disclosed independent and internal accounting reviews, and

•                    $10.6 million of restructuring and impairment expenses incurred within the Company’s European operations.

Given the magnitude and non-comparable nature of these items, management believes that pro forma financial measures, which exclude these items, will facilitate a comparative evaluation of the Company’s underlying operating results. A reconciliation of operating income from continuing operations to earnings before interest expense, taxes, depreciation and amortization (“EBITDA”) from continuing operations on a reported and pro-forma basis is included at the end of this release.

Preliminary Results for the Six Months Ended June 30, 2006

SIRVA’s revenue was $1,775.3 million for the six months ended June 30, 2006, an increase of $95.9 million, or 5.7 percent, from $1,679.4 million for the same period in 2005. Service revenue was $944.2 million for the six months ended June 30, 2006 compared to  $945.5 million for the same period in 2005.  The decline in service revenue was driven by lower shipment volume in the Company’s Moving Services North America segment, which more than offset the impact of an increase in fixed fee closings within the Company’s Global Relocation Services segment.  Home sale revenue was $831.1 million for the six months ended June 30, 2006, an increase of $97.2 million, or 13.2 percent, from $733.9 million for the same period in 2005.

Operating loss from continuing operations was $9.8 million for the six months ended June 30, 2006, as compared to an operating loss of $74.8 million for the same period in 2005. EBITDA from continuing operations was $8.4 million for the six months ended June 30, 2006, as compared to a loss of $53.6 million for the same period in 2005.

On a pro forma basis, operating loss from continuing operations was $9.4 million for the six months ended June 30, 2006, as compared to a pro forma loss of $17.0 million for the same period in 2005.  General and administrative expense reductions drove operating income growth within the Company’s Moving Services Europe and Asia Pacific and Global Relocation Services segments, which more than offset higher corporate expenses and slightly lower operating income within the Company’s Moving Services North America segment.  Pro forma EBITDA from continuing operations for the six months ended June 30, 2006 was $9.8 million.  Pro forma EBITDA from continuing operations for the six months ended June 30, 2005 was $4.2 million.

As required by certain of the covenants in the Company’s credit facility, the Company expects to report preliminary results for the nine months ended September 30, 2006 by January 31, 2007, and plans to host a conference call with investors to discuss its operating results in more detail thereafter.

NYSE Trading Extension

The Company has obtained a one-month additional trading period from the New York Stock Exchange (“NYSE”) with regards to the filing of its annual report on Form 10-K for the year ended December 31, 2005.  This will provide for continued trading through

January 31, 2007, subject to ongoing reassessment.  The NYSE had previously granted the Company a three-month additional trading period.

The Company today filed a Current Report on Form 8-K describing these matters in further detail.

Use of Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding our results, we also routinely disclose certain financial measures that are not recognized under generally accepted accounting principles (“GAAP”) within the meaning of Regulation G under the federal securities laws, including EBITDA. Management believes this information is of interest to investors and facilitates more useful period-to-period comparisons of our financial results. Pursuant to the requirements of Regulation G, we have provided in this release a definition and a calculation of EBITDA, and a reconciliation of EBITDA from continuing operations to operating income from continuing operations, the most directly comparable GAAP measure.

About SIRVA, Inc.

SIRVA, Inc. is a leader in providing relocation solutions to a well-established and diverse customer base around the world. The Company is the leading global provider that can handle all aspects of relocations end-to-end within its own network, including home purchase and home sale services, household goods moving, mortgage services and title insurance. SIRVA conducts more than 300,000 relocations per year, transferring corporate and government employees and moving individual consumers. The Company operates in more than 40 countries with more than 5,000 employees and an extensive network of agents and other service providers. SIRVA’s well-recognized brands include Allied, northAmerican, Global, and SIRVA Relocation in North America; Pickfords, Huet International, Kungsholms, ADAM, Majortrans, Allied Arthur Pierre, Rettenmayer, and Allied Varekamp in Europe; and Allied Pickfords in the Asia Pacific

region. More information about SIRVA can be found on the Company’s Web site at www.sirva.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical, but are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon SIRVA, Inc. and its subsidiaries. There can be no assurance that future developments affecting the Company will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks, uncertainties and other factors, including without limitation those described under the caption “Business-Business Risks” and other risks described in our 2004 Annual Report on Form 10-K. We do not intend, and are under no obligation, to update any particular forward-looking statement included in this release.

SIRVA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per share amounts)	Six Months Ended June 30,
	2006	2005
Revenues:
Service revenue	$944.2	$945.5
Home sale revenue	831.1	733.9
Total revenues	1,775.3	1,679.4

Direct expenses:
Purchased transportation expense	549.4	564.6
Cost of homes sold	840.1	737.6
Other direct expense	231.0	225.0
Total direct expenses	1,620.5	1,527.2
Gross margin	154.8	152.2

Operating expenses:
General and administrative expense	159.5	210.5
Intangibles amortization	4.7	5.9
Impairments	—	4.3
Restructuring expense	0.4	6.3
Operating loss from continuing operations	(9.8)	(74.8)

Interest expense, net	22.2	14.1
Debt extinguishment expense	1.0	—
Other (income) expense, net	(0.4)	0.4
Loss from continuing operations before income taxes	(32.6)	(89.3)
Income tax expense (benefit)	5.0	(29.2)
Loss from continuing operations	(37.6)	(60.1)
Income (loss) from discontinued operations, net of income tax (benefit) expense of $18.3 and $(0.2), respectively	(1.6)	11.7
Net loss	$(39.2)	$(48.4)

Basic income (loss) per share:
Loss from continuing operations	$(0.51)	$(0.82)
Income (loss) from discontinued operations	(0.02)	0.16
Net loss	(0.53)	(0.66)

Diluted income (loss) per share:
Loss from continuing operations	$(0.51)	$(0.82)
Income (loss) from discontinued operations	(0.02)	0.16
Net loss	(0.53)	(0.66)

SIRVA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(In millions, except share amounts)	June 30,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$42.2	$30.3
Short-term investments	71.3	40.2
Accounts and notes receivable, net of allowance for doubtful accounts of $16.9 and $19.3, respectively	393.4	351.3
Mortgages held for resale	117.0	84.7
Relocation properties held for resale, net	131.7	118.0
Other current assets	34.1	32.9
Total current assets	789.7	657.4
Property and equipment, net	95.6	114.6
Goodwill	283.1	325.8
Intangible assets, net	213.5	217.3
Other long-term assets	30.2	31.3
Total long-term assets	622.4	689.0
Total assets	$1,412.1	$1,346.4

Liabilities and Stockholders’ Equity

Current liabilities:
Short-term debt	$159.2	$125.2
Accounts payable	231.5	189.5
Accrued purchased transportation expense	97.4	77.0
Cargo claims and insurance loss reserves	28.7	26.9
Unearned premiums and other deferred credits	75.6	49.9
Accrued income taxes	57.4	41.3
Other current liabilities	125.0	158.6
Total current liabilities	774.8	668.4
Long-term debt	418.5	422.3
Capital lease obligations	8.3	12.4
Deferred income taxes	67.5	65.2
Other long-term liabilities	78.6	81.4
Total long-term liabilities	572.9	581.3
Total liabilities	1,347.7	1,249.7

Commitments and contingencies	—	—

Stockholders’ equity:
Common stock, $0.01 par value, 500,000,000 shares authorized with 76,549,242 issued and 73,955,263 outstanding at June 30, 2006 and 76,537,345 issued and 73,943,366 outstanding at December 31, 2005	0.8	0.8
Additional paid-in-capital	489.3	487.3
Accumulated other comprehensive loss	(22.7)	(27.6)
Accumulated deficit	(392.9)	(353.7)
	74.5	106.8
Treasury stock at cost, 2,593,979 shares at June 30, 2006 and December 31, 2005	(10.1)	(10.1)
Total stockholders’ equity	64.4	96.7
Total liabilities and stockholders’ equity	$1,412.1	$1,346.4

SIRVA, INC.

Supplemental Reconciliations

(Unaudited)

	For the Six Months Ended June 30,
(In millions)	2006	2005

Operating Loss to Pro Forma Operating Loss

Operating loss from continuing operations — as reported	$(9.8)	$(74.8)

Independent and internal reviews expense	—	47.2
Europe restructuring and impairment charges	0.4	10.6

Operating loss from continuing operations — pro forma	$(9.4)	$(17.0)

Loss from Continuing Operations Before Income Taxes to EBITDA from Continuing Operations

Loss from continuing operations before income taxes — as reported	$(32.6)	$(89.3)

Interest expense, net	21.1	13.3
Depreciation and amortization	19.9	22.4

EBITDA from continuing operations	$8.4	$(53.6)

Note: Amortization of debt issuance costs of $1.1 and $0.8 for the six months ended June 30, 2006 and 2005, respectively, have been excluded from interest expense in this schedule and included in depreciation and amortization.

EBITDA to Pro Forma EBITDA

EBITDA from continuing operations	$8.4	$(53.6)

Independent and internal reviews expense	—	47.2
Debt extinguishment	1.0	—
Europe restructuring and impairment charges	0.4	10.6

EBITDA from continuing operations — pro forma	$9.8	$4.2